Exhibit 10.30

Assets Transfer Agreement

Between

NetEase (Hangzhou) Network Co., Ltd. (网易(杭州)网络有限公司)

and

Netease Youdao Information Technology (Hangzhou) Co., Ltd. (网易有道信息技术(杭州)有限公司)

April 30, 2019

ASSETS TRANSFER AGREEMENT

This Assets Transfer Agreement (“this Agreement”) is entered into as of April 30, 2019 by and between NetEase (Hangzhou) Network Co., Ltd. (网易(杭州)网络有限公司), a company incorporated and existing under the laws of the People’s Republic of China (the “P.R.C.”) and registered at Floor 7, Building No. 4, No. 599 Wangshang Road, Changhe Street, Binjiang District, Hangzhou, Zhejiang Province (the “Transferor”) and Netease Youdao Information Technology (Hangzhou) Co., Ltd. (网易有道信息技术(杭州)有限公司 ), a company incorporated and existing under the laws of the P.R.C. and registered at Room 309, Building No. 4, No. 599 Wangshang Road, Changhe Street, Binjiang District, Hangzhou, Zhejiang Province (the “Transferee”).

WHEREAS, the Transferor wishes to sell subject to the terms and conditions hereunder, and the Transferee wishes to purchase subject to the terms and conditions, the Transferor’s Assets (defined below); and

WHEREAS, each of the Transferor and the Transferee has acquired all necessary corporate approvals, and proper authorities, necessary for execution, delivery and performance of this Agreement.

NOW THEREFORE, it is hereby agreed below in consideration of the foregoing premises and recitals, and all the representations, warranties, covenants, agreements, conditions and compensations herein, and in the hope of being legally binding:

SECTION ONE

DEFINITIONS

1.1 Definitions

“Business Day” shall refer to a day on which a bank located in the P.R.C. opens for business except Saturdays, Sundays and public holidays.

“Closing” shall have the meaning ascribed to it in Section 3.1.

“Closing Day” shall have the meaning ascribed to it in Section 3.1.

“Closing Time” shall refer to the time at which the closing is completed.

“Transferred Assets” shall have the meaning ascribed to it in Section 2.1.

“Negative Situations” shall refer to all litigations, lawsuits, legal proceedings, hearings, investigations, charges, accusations, claims, court injunctions, judgments, orders, rulings, decisions, compensations, payables, decrease in value, punishments, penalties, amounts paid in settlement, debts, obligations, taxes, security interest, losses, costs, costs and expenses of relief or remedies, and other costs and expenses including the litigation costs and reasonable attorney’s fee and expenses arising out of the relevant investigations, negotiations, litigations and settlements.

“Transferor’s Knowledge” shall refer to actual knowledge after reasonable investigation, which includes reviewing the records of the Transferor and such people, and inquiring of the employees who are mainly responsible for certain matters under deliberation.

SECTION TWO

TRANSFER

2.1 Transferred Assets

Unless otherwise provided herein, the Transferor shall sell, transfer and deliver, or procure to sell, transfer and deliver, to the Transferee, and the Transferee shall purchase from the Transferor, any and all of the following assets owned by the Transferor, wherever they are located (“Transferred Assets”):

(i)	The assets of the patent rights (including patent application rights) and software copyrights listed in and limited to Annex I hereto; and

Unless otherwise provided herein and except that the title to the patents will be transferred to the Transferee as of the date of receipt of the notification letter of conformity, the rights, ownerships, control rights, risk of loss, and maintenance, in, to or of the Transferred Assets (including the patents) shall be transferred to the Transferee upon the Closing Time.

2.2 Transfer Price

The consideration payable for the Transferred Assets shall be CNY5,202,900.00 (exclusive of value added taxes) consisting of patent rights (including patent application rights) of an amount of CNY4,502,700.004 and the software copyrights of an amount of CNY4,700.00. The fees for the transfer procedures of the intellectual properties in the Transferred Assets shall be separately calculated on the basis of the actually incurred costs and shall be borne by the Transferee.

2.3 Payment of Transfer Price

The Transfer Price shall be fully paid by the Transferee in a lump sum on the Closing Day to the bank account specified by the Transferor.

2.4 Tax

Unless otherwise provided herein, the Transferor and the Transferee shall respectively bear the taxes accruing to them related to the transfer of the assets.

SECTION THREE

CLOSING

3.1 Closing

(a)

The completion of the transfer of the Transferred Assets (“Closing”) shall be made on the date negotiated and determined by the parties hereto (“Closing Day”); and the completion of the transfer of the patents shall be made as otherwise provided herein, if any.

(b)

Upon Closing, based on the specific types of the assets in the Transferred Assets, the Transferor shall complete the transfer of any and all rights and interests, such as right of possession, right of use, right to earnings and right of disposition, in, to and of the Transferred Assets through the registration of change in ownership of relevant intellectual properties, or in any other methods, deliver to the Transferee all the documents and materials related to the Transferred Assets, and shall provide all the electronic data and technical materials related to the Transferred Assets as reasonably requested by the Transferee.

(c)

Prior to the completion of the procedures regarding the change in ownership of the intellectual properties involved in the Transferred Assets, the Transferor shall irrevocably agree to gran an exclusive license to the Transferee to use such intellectual properties globally (regarding the patents, it shall refer to the license within the Mainland China during effective terms of such patents) for free. The Transferee may sub-license any third party to use such patents with the Transferee’s prior approval.

3.2 Use of the Transferred Assets by the Transferor

With respect to the share-use patents (as marked in Annex I as share-use patents) the transfer procedure of which have been completed, the Transferee hereby grants the Transferor an irrevocable and exclusive license during the effective term of such patents and within the area of Mainland China, without loyalty fee and the Transferor is entitled to sub-license such patents to its affiliates with respect to the technologies set forth in the claims of such patents. The Transferee agree, without consent of the Transferor, not to sub-license such share-use patents to any third party or any other party other than affiliates of the Transferee, except for use by other parties of those products containing relevant technologies which do not affect use by the Transferor.

3.3 Payment Method

All monetary funds hereunder payable by the Transferee shall be paid by wire transfer in CNY to the account specified by the Transferor without any withholdings.

SECTION FOUR

THE TRANSFEROR’S REPRESENTATIONS AND WARRANTIES

The Transferor represents and warrants below to the Transferee with respect to the following matters as of the date on which this Agreement is executed and on the Closing Day unless the time of warranty is otherwise specifically set forth in relevant provisions of representations or warranties. Each of the representations and warranties shall be deemed to be an independent representation or warranty, and unless explicitly expressed to the contrary, shall not be limited or bound by any other representations or warranties or any other provisions of this Agreement.

4.1 Organization, Qualification and Power

The Transferor is a limited liability company which is lawfully incorporated and validly existing under the laws of the P.R.C. The Transferor has the full powers and authorities regarding its ownership and use of the Transferred Assets. The Transferor has not violated in any material aspect any of its organizational or governance documents or contracts, and any and all amendments thereto, or any resolutions made by its board of directors, shareholders’ meetings or any other decision-making bodies.

4.2 Powers and Authorities

The Transferor has all powers and authorities, including the entire organizational powers and authorities in relation to its execution and performance of this Agreement. The execution and performance by the Transferor of this Agreement has acquired all necessary corporate approvals and proper authorities. This Agreement after being properly signed by the Transferor constitutes lawful, effective and legally binding obligations upon of the Transferor subject to, in respect of enforcement, the laws of bankruptcy, insolvency, reorganization or similar laws affecting the creditors’ rights and remedies generally and jus cogens and public interests principles.

4.3 Non-violation

To the Transferor’s Knowledge, execution or delivery of this Agreement (or completion of the transactions hereunder) by the Transferor will not: (a) violate any laws applicable to the Transferor or the Transferred Assets; or (b) violate any of the Transferor’s organizational documents or resolutions of the its board of directors or shareholders’ meetings.

4.4 Title

To the Transferor’s Knowledge, the Transferor owns the independent, good, valid and lawful title to the Transferred Assets which is free and clear of any encumbrance.

4.5 Full Disclosure

(a)	The Transferor shall be deemed to make the representations and warranties under Sections 4.1 through 4.4 as of the date when this Agreement is executed.

(b)

Neither any representations delivered or to be delivered to the Transferee by the Transferor in this Agreement or based on this Agreement or in connection with the transactions hereunder nor any representations, warranties, covenants or consents made in any other documents contain or will contain any false or substantially misleading statements regarding any material facts or omit any significant facts that are required to be represented herein or necessary to be represented for guaranteeing that such representations is not false or misleading in any material aspect.

(c)

The representations and warranties made by the Transferor to the Transferee are true, accurate, complete and not substantially misleading in all material aspects when they are made, and will be true, accurate, complete and not substantially misleading in all material aspects on the Closing Day.

SECTION FIVE

THE TRANSFEREE’S REPRESENTATIONS AND WARRANTIES

The Transferor hereby represents and warrants below to the Transferee:

5.1 Organization

The Transferee is a limited liability company which is lawfully incorporated and validly existing under the laws of the P.R.C. The Transferee is financially capable of paying the Transfer Price in a lump sum on the Closing Day.

5.2 Authorities and Enforceability

The Transferee has all powers and authorities, including the entire organizational powers and authorities in relation to its execution and performance of this Agreement. The execution and performance by the Transferee of this Agreement has acquired all necessary corporate approvals and proper authorities. This Agreement after being properly signed by the Transferee constitutes lawful, effective and legally binding obligations upon of the Transferee subject to, in respect of enforcement, the laws of bankruptcy, insolvency, reorganization or similar laws affecting the creditors’ rights and remedies generally and jus cogens and public interests principles.

5.3 Non-violation

To the Transferee’s Knowledge, execution or delivery of this Agreement (or completion of the transactions hereunder) by the Transferee will not : (a) violate any laws applicable to the Transferee; or (b) violate any of the Transferee’s organizational documents or resolutions of the board of directors or shareholders’ meetings.

5.4 Representations and Warranties

The representations and warranties made by the Transferee to the Transferor are true, accurate, complete and not substantially misleading when this Agreement is executed, and will be true, accurate, complete and not substantially misleading on the Closing Day.

SECTION SIX

DEFAULT

6.1 Liability of Default

It constitutes default under this Agreement if either party make any false, misleading or untrue representations and/or violates any of its representations, warranties or covenants, or fails to perform any of its responsibilities or obligations hereunder as required herein. The default party shall, as requested by the other party, continue to perform its obligations, take remedial measures or pay to the non-default party the full and sufficient damages.

6.2 Force Majeure

In case either party cannot perform or fully perform, or needs to delay performance of this Agreement due to natural disasters or any other events that cannot be predicted, prevented and controlled, such party shall promptly notify such events to the other party in writing, and shall, within seven (7) Business Days as of the occurrence of such events, and shall provide to the other party the reasons and valid evidence proving that this Agreement cannot be performed or fully performed or that the performance of this Agreement needs to be delayed. The parties hereto shall decide through negotiations whether to terminate, amend or delay performance of this Agreement on the basis of the influences by such force majeure events on this Agreement.

In case this Agreement cannot be performed or fully performed due to any adjustment to any laws after the execution of this Agreement, the parties hereto shall not claim any liability of default hereunder arising out thereof, and shall decide through negotiations whether to terminate, amend or delay performance of, this Agreement

6.3 Waiver of Other Representations

(a)

The Transferee is a buyer with relevant information and experience, and has employed experts and consultants with rich experience in the business of appraisal and acquisition. The Transferee has made investigation, and has received, and appraised, all the documents and information necessary for making a wise decision regarding the execution, delivery and performance of this Agreement. The Transferee acknowledges that the Transferor has provided to the Transferee the full and open access to the business-related important employees, documents and facilities. Prior to Closing, the Transferee will make further investigations, and will request provision of additional documents and information it deems necessary. The Transferee agrees, on the basis of its review, inspection and identification of the Transferred Assets in all aspects, to receive the Transferred Assets on an “as it is” basis” on the Closing Day, without reliance upon any representations or warranties of any nature, explicit or implied, made by or on behalf of the Transferor or otherwise attributable to the Transferor (except for those expressly set forth herein).

(b)

Notwithstanding anything to the contrary herein, the explicit intent of the parties hereto is, and the parties hereto agree, that the Transferor or any of its affiliates or representatives has not made, or is not making, any representations or warranties, explicit or implied, written or verbal, with respect to any of the following matters, any responsibilities or obligations of which are hereby denied by the Transferor: (i) the value, conditions, merchantability or suitability in or of the Transferred Assets or any part thereof for any special purpose; (ii) any forecasts, estimates or prospects, business visions (in finance or otherwise), future operation results (or any part thereof), or future cash flows or future financial conditions (or any part thereof), received or receivable by the Transferee; and (iii) any other information or documents obtainable by the Transferee or its representatives regarding the Transferred Assets, including any information memorandum, other publications, data center information or answers to questions.

(c)

The Transferor’s rights and interests in the Transferred Assets will be sold and transferred through the Transferred Assets under the premises of “as-is, at current locations, and with all flaws”, and the Transferor will not be responsible to take any action with respect to the maintenance of the current conditions, or availability for the existing use, of the Transferred Assets.

SECTION SEVEN

TERMINATION

7.1 Termination

This Agreement may be terminated at any time prior to Closing under any of the following circumstances:

(a)	A written agreement between the parties hereto;

(b)	material breach by either party of this Agreement, without being cured within ten (10) days after being notified by the other party; or

(c)

The occurrence of a force majeure event which lasts for more than thirty (30) Business Days and affects either party’s capabilities of executing this Agreement or performing of any of its main obligations hereunder.

SECTION EIGHT

MISCELLANEOUS

8.1 Announcement; Confidentiality

(a)

Unless agreed by the parties hereto in writing in advance, neither the Transferor or any of its representatives nor the Transferee or any of its representatives may post or release any announcement or notice regarding the existence of this Agreement or the subject matter hereof. This provision shall not affect any announcement or notice released pursuant to the laws or any applicable rules of any regulatory authorities or securities exchanges.

(b)

Subject to paragraphs (a) and (c) of this Section 8.1, either party shall treat as confidential information, and shall not disclose or use, any information regarding the following received or obtained due to the execution of this Agreement:

(i)	the provisions of this Agreement, and the provisions of any agreement that is executed pursuant to, or mentioned under, this Agreement;

(ii)	the discussions or negotiations related to this Agreement (or other agreements); or

(iii)	the other party’s business, finance or other matters (including any future plans and goals).

(c)	In case of and limited to any of the following circumstances, the provisions under the above paragraphs (b) shall not prohibit disclosure or use of any information:

(i)	the disclosure or use as required by the laws or any applicable rules or norms of, any regulatory authorities or securities exchanges;

(ii)

the disclosure or use as required in the purpose of any judicial, arbitration or similar proceedings arising out of or in connection with this Agreement or any other agreements executed pursuant to this Agreement;

(iii)	the disclosure required to be made to the governmental authorities responsible for tax with respect to any tax matters involving the disclosing party;

(iv)	the disclosure or use of the information as approved in writing in advance by the party that provides such information;

(v)

the disclosure to the disclosing party’s professional consultants provided, however, that such professional consultants will comply with the provisions regarding such information set forth in the above paragraph (b) of this Section as if they were a party hereto;

(vi)	the entrance of the information into the public domain except as resulted by violation of this Agreement; or

(vii)	the independent development of the information.

(d)	The provisions of this Section 8.1 will survive the expiry or earlier termination of this Agreement.

8.2 Offset

To the extent permitted by law, either party may set off the amount hereunder payable, or caused to be paid, by it to the other party with the amount hereunder due or payable by the other party to it, and vice versa.

8.3 Expenses

Unless otherwise provided herein, the Transferor shall pay any and all costs and expenses incurred, or to be incurred, by the Transferor in connection with the provisions of this Agreement or the transactions hereunder, including but not limited to any and all attorney’s fee, accountant’s fee and other costs and expenses. Unless otherwise provided herein, the Transferee shall pay any and all costs and expenses incurred, or to be incurred, by the Transferee in connection with the provisions of this Agreement or the transactions hereunder, including but not limited to any and all attorney’s fee, accountant’s fee and other costs and expenses

8.4 Interpretation

Any reference to any laws, unless otherwise required in the context, shall be deemed to include any amendments thereto, and any laws that supersede them. The word “include” or “including” shall refer to “include but be not limited to” or “including but not limited to”, without being limited by any wording or provisions preceding them. The use of “or” shall be have the meaning of “and/or”. The singular form shall contain the plural forms, and vice versa. As required in the context, the word in a gender shall contain the other gender at the same time. Unless otherwise explicitly stated, the reference to Section, Annex or Schedule shall refer to the reference to the provisions of this Agreement or the annexes or schedules attached to this Agreement. The headlines or titles of each section or prior to the text of each sub-section are inserted for convenience only and shall not form part of this Agreement. The parties hereto have participated in the negotiations, amendments and finalization regarding this Agreement, and fully understand the terms and conditions of this Agreement. In case there is any ambiguity or doubt regarding the intent or understanding of this Agreement, this Agreement shall be interpreted on the basis that this Agreement is jointly drafted by the parties hereto, and no favorable or unfavorable assumptions or burdens of proof shall be made for or against either party that drafts a certain provision hereof.

8.5 Entire Agreement

This Agreement, including the recitals and parts of “WHEREAS” and all annexes and schedules attached hereto, forms part of this Agreement through the provision of this Section and constitute the entire understandings between the parties hereto and supersedes any and all agreements and understandings, written or verbal, made between the parties hereto, with respect to the subject matter hereof. No supplements, amendments or modifications will be binding upon the parties without being mutually signed by the parties hereto. Waiver of any provision of this Agreement shall not be deemed as or constitute waiver of any other provision, whether or not such provisions are alike, neither shall it constitute a continuous waiver. Any waiver shall not be binding unless executed in writing by the party who gives such waiver.

8.6 Rights of Both Parties

(a)

None of the contents of this Agreement, explicit or implied, intend to grant any interests, rights or compensations hereunder or obtainable hereunder to any person other than the parties hereto and their respective heirs and permitted assigns or to discharge or exempt any obligations or debts of any other persons to either party hereto. None of the provisions of this Agreement will empower to any other persons any subrogation right or any rights to institute a lawsuit against either party hereto.

(b)

Both parties hereto shall have the right to seek for any or all non-monetary remedies under laws regarding any misrepresentations or violation of or default on this Agreement. For avoidance of any possible doubt, the foregoing non-monetary remedies shall be of a supplementary nature and shall not replace or diminish any monetary remedies available to both parties.

8.7 Succession and Assignment

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective representatives and permitted assigns. Neither party may assign this Agreement or any rights, interests or obligations hereunder without prior written consent of the other party.

8.8 Governing Law

This Agreement shall be governed by, construed and enforced in accordance with the laws of the P. R. C.

8.9 Dispute Resolution

Any kinds of disputes in connection with the interpretation or performance of this Agreement, including its existence, interpretation, validity or termination, shall be settled by the parties through the following method:

(a)	Firstly, try to settle the dispute amicably within sixty (60) days after either party notifies the other party in writing the existence of a dispute; otherwise

(b)

The dispute shall be submitted to China International Economic and Trade Arbitration Commission through arbitration at Beijing in accordance with its rules. Either party shall have the right to nominate one (1) arbitrator, and the third arbitrator shall be nominated by the two (2) arbitrators nominated by the parties hereto and will act as the chairman of the arbitration tribunal. In case either party fails to specify one (1) arbitrator subject to this paragraph or the third arbitrator fails to be nominated within ten (10) Business Days after the nomination of the two (2) arbitrators by the parties hereto, relevant arbitrators will be appointed by China International Economic and Trade Arbitration Commission in accordance withs its rules.

(c)	The arbitration award will be final and binding upon both parties and enforceable at the courts of competent jurisdictions.

(d)	The arbitration costs shall be borne by the losing party unless otherwise decided by the arbitration tribunal.

8.10 Counterparts

This Agreements shall be made in four (4) copies, two (2) for the Transferor and two (2) for the Transferee.

8.11 Validity

This Agreement shall take effect immediately upon being signed or sealed by the parties hereto.

(The remainder of this page is intentionally left blank; and the following is the signing page(s))

IN WITNESS WHEREOF, each of the parties hereto has personally signed or caused its duly authorized representative to sign this Agreement on the date first written above.

NetEase (Hangzhou) Network Co., Ltd. (Seal):

/s/ Seal of (Hangzhou) Network Co., Ltd.

Legal representative or authorized representative: /s/ Gang Chen

Netease Youdao Information Technology (Hangzhou) Co., Ltd. (Seal):

/s/ Seal of Netease Youdao Information Technology (Hangzhou) Co., Ltd.

Legal representative or authorized representative: /s/ Feng Zhou